Exhibit 10.6

[CONFIDENTIAL TREATMENT REQUESTED] /*/ INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

SIDE-LETTER AGREEMENT

THIS AGREEMENT is made as of January 30, 2004 by and between LeMaitre Vascular, Inc., a Delaware corporation (“LeMaitre), and Spinnaker R&D Associates, a New Mexico general partnership (“Spinnaker”), on behalf of itself, the University of New Mexico, Wolf M. Kirsch, M.D,. Yong Hua Zhu, M.D., and Robert B. Cushman (collectively, “Licensor” and, individually, a “Licensor Party”).

A. Licensor is party to a certain License Agreement with United States Surgical Corporation, a Delaware Corporation (“USSC”), dated as of February 11, 1992, whereby Licensors licensed to USSC certain patents and related technology related to surgical clips and applicators therefore (the “License Agreement”).

B. LeMaitre and USSC (and/or its affiliates) are simultaneously herewith entering into an Asset Purchase Agreement whereby USSC would assign the License Agreement to LeMaitre in connection with the transfer of the VCS Clip product line and certain related technology (the “Asset Purchase Agreement”).

C. Licensor is separately agreeing to amend certain terms of the License Agreement in connection with the assignment of the License Agreement to LeMaitre and consenting to such assignment.

D. Spinnaker is duly authorized as agent and attorney-in-fact to execute this Agreement on behalf of Licensor pursuant to written authorization by each of the other Licensor Parties previously delivered to United States Surgical Corporation.

IN CONSIDERATION of the mutual covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Condition Precedent. This Agreement is contingent and shall only be effective upon the assignment of the License Agreement by USSC to LeMaitre.

2. Consent to Assignment. Licensor hereby consents to the assignment of the License Agreement, as amended by an Amendment No. I to License Agreement of even date herewith (the “Amendment”), to LeMaitre.

3. Licensor Group Consent. Spinnaker represents and warrants that it has received the written consent to enter into this Agreement and the Amendment from two of the following three parties: the University of New Mexico, Wolf M. Kirsch, M.D, and Yong Hua Zhu, M.D.

4. LeMaitre Stock.

(a) On each of (i) the date that the License Agreement is assigned to LeMaitre, and (ii) the first business day after the first anniversary of such assignment, [CONFIDENTIAL TREATMENT REQUESTED] /*/ shall issue $[CONFIDENTIAL TREATMENT REQUESTED] /*/ of [CONFIDENTIAL TREATMENT REQUESTED] /*/, to the following parties in the following proportion:

Recipient	Percentage of Share Issuance
Spinnaker &D Associates	[CONFIDENTIAL TREATMENT REQUESTED] /*/%
University of New Mexico	[CONFIDENTIAL TREATMENT REQUESTED] /*/%
Wolf M. Kirsch, M.D.	[CONFIDENTIAL TREATMENT REQUESTED] /*/%
Yong Hua Zhu, M.D.	[CONFIDENTIAL TREATMENT REQUESTED] /*/%

(b) On the date of each such issuance, the value of each Consideration Share shall be the then-current fair market value of LeMaitre’s Common Stock as determined by the LeMaitre’s board of directors from time to time, based upon the “four-times-sales” formula used by the LeMaitre Board of Directors to issue common stock other third parties in arm’s-length transactions during the twenty-four month period immediately preceding the date hereof.

(c) Licensor acknowledges that the Consideration Shares will be issues by LeMaitre in reliance on Regulation D as promulgated by the Securities and Exchange Commission pursuant to the Securities Act of 1933 and that, accordingly, LeMaitre will only be in a position to issue shares to parties who are “Accredited Investors” under Regulation D. Each issuance of the Consideration Shares to each recipient shall be conditioned upon such recipient’s execution, concurrent with each issuance, of a Subscription Agreement certifying to Accredited Investor status and a Stockholder’s Agreement on terms substantially the same as, and no more onerous than, those used by LeMaitre in its most recent equity fundraising.

5. Dedicated Sales Force. LeMaitre covenants and agrees that for three (3) years following the date hereof it shall maintain a sales force focused primarily on vascular surgery.

6. No Default. Licensor represents and warrants that (i) Licensor is not in default in the performance of any of its obligations under the License Agreement, and (ii) to Licensor’s knowledge, neither Tyco nor any of its affiliates are in default in the performance of any of their obligations under the License Agreement. As used herein, the word “default” shall include the occurrence of an event which, but for the passage of time or the giving of notice, or both, would constitute such a default.

7. One-Shot. LeMaitre represents and warrants that the Asset Purchase Agreement contains the following clause, wherein Seller means United States Surgical, a division of Tyco Healthcare Group LP, and Buyer means LeMaitre Vascular, Inc.:

“Buyer agrees that, if Seller brings to market or desires to bring to market a device substantially as shown and described in any of patents number 5,707,380, 5,833,698, or 6,024,748 with respect to the so-called “one-shot” version of the VCS Clip (any such product, a “One-Shot Product” and such patents, collectively, the “One-Shot Patents”) incorporating Surgical Clip Technology (as defined in the Spinnaker License), Seller may request from Buyer a sublicense under the Spinnaker License. Upon such request, Buyer shall grant to Seller a non-exclusive worldwide royalty-bearing sublicense of Buyer’s rights under the Spinnaker License for use solely in connection with the manufacture, sale and distribution of the One-Shot Products and for no other purpose, which sublicense would require Seller to pay Licensor a royalty on sales of the One-Shot Products equal to the rate Buyer would be required to pay Licensor if such One-Shot Products were sold by Buyer. Buyer and Seller shall negotiate the additional terms of any such sublicense in good faith and consistent with the terms of the Spinnaker License Agreement.”

8. This Agreement may be executed simultaneously in two counterparts (facsimile or otherwise), each of which shall be deemed an original, but all of which together shall constitute the one and same instrument, provided that all such counterparts, in the aggregate, shall contain the signatures of all parties hereto.

This AGREEMENT is executed as a sealed instrument as of the date set forth above under the laws of the Commonwealth of Massachusetts without giving effect to any choice or conflict of law provision thereof.

LEMAITRE VASCULAR, INC.			SPINNAKER R&D ASSOCIATES, on behalf of itself and the University of New Mexico, Wolf M. Kirsch, M.D,. Yong Hua Zhu, M.D., and Robert B. Cushman

By:	/s/ David Roberts
	Name:	David Roberts
	Its:	CFO

			By:	/s/ Lowell A. Hare
				Name:	Lowell A. Hare
				Its:	Managing Partner